UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

I. On April 12, 2024, Motorsport Games Inc., a Delaware corporation (the “Company”), entered into a Settlement Agreement (the “Agreement”) with BARC (TOCA) LIMITED (“TOCA”). The Agreement resolved any and all disputes between the Company and TOCA with respect to the termination of the License agreement, dated May 29, 2020, between the Company and TOCA (the “Prior License Agreement”). As previously disclosed by the Company on its Current Report on Form 8-K filed on November 6, 2023, the Prior License Agreement was terminated effective as of November 3, 2023. Pursuant to the Agreement, the Company and TOCA, without admitting any liabilities, agreed that that the Prior License Agreement was terminated without any liabilities and that any and all royalties and/or any other sums whatsoever were forgiven by TOCA and discharged in their entirety in consideration of (i) the Company’s one-time payment of $225,000 to TOCA and (ii) the Company and TOCA entering, effective as of April 12, 2024, into a new License Agreement to use certain licensed intellectual property related to, themed as, or containing the British Touring Car Championship (the “New BTCC License Agreement).

II. On April 12, 2024, the Company and TOCA entered into the New BTCC License Agreement. Pursuant to the New BTCC License Agreement, TOCA granted the Company a non-exclusive license to use the “British Touring Car Championship,” “BTCC” and (insofar only as this is included in the title of the British Touring Car Championship) certain title sponsor logos, the title “British Touring Car Championship,” “BTCC” and other related intellectual property rights described in the New BTCC License Agreement (collectively, the Licensed IP”) for the official Licensed IP downloadable content purchased for the rFactor 2 video game digitally sold and distributed through the Steam store (including, but not limited to purchases through Licensee’s RaceControl storefront) (the “Products”), including the Products’ development, manufacturing, marketing, publicity, advertisement, promotion, distribution, publicizing, broadcasting, streaming, making available and/or selling worldwide, continued commercial exploitation of the Products, including the right to use, modify and improve the Products developed using the Licensed IP. As consideration for the license under the New BTCC License Agreement, the Company will be obligated to pay TOCA an annual royalty in the amount of 50% of Adjusted Gross Annual Sales (as defined in the New BTCC License Agreement) of official Company’s downloadable Products purchased for the rFactor 2 video game digitally sold and distributed through the Steam store during the term of the New BTCC License Agreement. The term of the New BTCC License Agreement expires on December 31, 2026. The New BTCC License Agreement further provides that, during the term of New BTCC License Agreement, the Company and TOCA agree to negotiate in good faith the options for the Company to develop an official British Touring Car Championship video game and one or more esports competitions based upon the British Touring Car Championship.

The above description of each of the Agreement and the New BTCC License Agreement and is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. Copies of the Agreement and the New BTCC License Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement Agreement, dated as of April 12, 2024, between the Company and BARC (TOCA) LIMITED

10.2*	License Agreement, dated as of April 12, 2024, between the Company and BARC (TOCA) LIMITED

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: April 18, 2024	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated as of April 12, 2024, between the Company and BARC (TOCA) LIMITED

10.2*	License Agreement, dated as of April 12, 2024, between the Company and BARC (TOCA) LIMITED

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type that the Company treats as private or confidential.

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